CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the use of our report, dated February 18, 1998, on the annual financial statements and financial highlights of the JWB Aggressive Growth Fund, which is included in Post Effective Amendment No 4, to the Registration Statement under the Securities Act of 1933 and included in the Prospectus and Statement of Additional Information, as specified, and to the reference made to us under the caption "Independent Auditors" in the Statement of Additional Information.


Abington Pennsylvania                              Sanville & Company
February 25, 1997                                  Certified Public Accountants